Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR INFORMATION CONTACT:

Chad C. Braun (cbraun@amreit.comUT)

AmREIT, (713) 850-1400

AmREIT REPORTS FOURTH QUARTER RESULTS and

ANNOUNCES 2013 GUIDANCE

HOUSTON, February 19, 2013 – AmREIT, Inc. (NYSE:AMRE) (“AmREIT” or the “Company”), today announced financial results for the quarter and year ended December 31, 2012 and its 2013 guidance.

Fourth Quarter and Year-to-Date Highlights:

Financial Results

•	Core Funds from Operations ("Core FFO") available to common stockholders for the fourth quarter of 2012 was $3.9 million, or $0.24 per share, compared to $4.5 million, or $0.39 per share for the comparable period in 2011. For the twelve months ended December 31, 2012, Core FFO was $14.6 million, or $1.08 per share, compared to $13.8 million, or $1.19 per share, for the comparable period in 2011.

•	FFO available to common stockholders for the fourth quarter of 2012 was $3.2 million, or $0.20 per share, compared to $3.6 million, or $0.31 per share for the comparable period in 2011. For the twelve months ended December 31, 2012, FFO was $13.9 million, or $1.03 per share, compared to $13.1 million, or $1.13 per share, for the comparable period in 2011.

•	Net income available to common stockholders for the fourth quarter of 2012 was $734,000, or $0.04 per share, compared to $1.2 million, or $0.11 per share, for the same period in 2011. For the twelve months ended December 31, 2012, net income was $4.5 million, or $0.32 per share, compared to $4.2 million, or $0.36 per share, for the same period in 2011. Net income for the three and twelve months ended December 31, 2011 was positively impacted by a gain on sale of approximately $417,000.

FFO and Core FFO are non-GAAP supplemental earnings measures that AmREIT consider meaningful in measuring its operating performance. A reconciliation of FFO and Core FFO to net income is attached to this press release.

Portfolio Results

•	In the fourth quarter of 2012, same-store net operating income (“NOI”) increased 3.2% over the prior year period. For the twelve months ended December 31, 2012, same-store NOI increased 3.0%, compared with the same period in 2011. From January 1, 2010 through December 31, 2012, AmREIT has experienced an average annual increase in same-store NOI of 3.2%.

•	Portfolio occupancy as of December 31, 2012 was 96.7%, an increase of approximately 80 basis points as compared to portfolio occupancy of 95.9% as of December 31, 2011.

•	During the fourth quarter of 2012, AmREIT signed eight leases for 30,373 square feet of gross leasable area, including both new and renewal leases, and cash leasing spreads (i.e. new leasing rate per square foot compared to the expiring leasing rate per square foot) increased 9.1% for renewals and increased 3.2% for new comparable leases. On a GAAP basis (which includes the effects of straight-line rent), leasing spreads increased 11.8% on renewals and 8.0% on new comparable leases.

•	For the twelve months ended December 31, 2012, AmREIT signed 39 leases for 145,828 square feet of gross leasable area, including both new and renewal leases, and cash leasing spreads increased 5.7% on renewals and 28.0% on new comparable leases. On a GAAP basis, leasing spreads increased 10.5% on renewals and 36.6% on new leases.

NOI is a non-GAAP supplemental earnings measure that AmREIT considers meaningful in measuring its operating performance. Further explanation and a reconciliation of NOI to net income is attached to this press release.

Dividends

•	AmREIT also announced today that the Company's Board of Directors has approved a regular quarterly cash dividend of $0.20 per share. The dividend will be paid on March 29, 2013 to all common stockholders of record on March 19, 2013.

Acquisitions and Dispositions

•	On December 12, 2012 AmREIT purchased Preston Royal Village Shopping Center, located at the northeast and northwest corners of Preston and Royal in the highly affluent Preston Hollow submarket of Dallas, Texas. Preston Royal Village Shopping Center is an approximately 230,000 square foot grocery-anchored shopping center that is 97% leased and occupied. The northwest corner of Preston and Royal is anchored by Tom Thumb (Safeway) and includes tenants such as Chico's, Barnes & Noble, Pinkberry and Dougherty's Pharmacy (an original tenant of the shopping center). The northeast corner of Preston and Royal is unanchored and includes tenants such as Bank of America, Starbucks, Omaha Steaks, Einstein Bagels, and Fed-Ex/Kinko's. The shopping center was acquired for a total of $66.9 million, including closing costs and prorations. The property was funded through a $31.2 million draw against our unsecured credit facility, $12.3 million in cash, and a $23.4 million secured mortgage with a 3.21% interest rate.

•	On January 24, 2013, we entered into an agreement with Goldman Sachs to form a joint venture through our contribution to a newly-organized single purpose entity of our MacArthur Park property as well as the acquisition by the joint venture of the contiguous property to the east (“MacArthur Park Phase I”), excluding Target. Goldman Sachs will contribute cash for a 70% interest in the joint venture. The joint venture would concurrently purchase MacArthur Park Phase I, currently owned by Farmers New World Life Insurance Company, for approximately $26.2 million and place mortgage financing on the entire combined property of approximately $43.9 million. The joint venture will fully repay the MacArthur Park debt of approximately $8.8 million, including a $2.2 million defeasance penalty. At the conclusion of this transaction, AmREIT will hold a 30% ownership in the joint venture and receive net cash proceeds of approximately $35.4 million which would be used to repay borrowings under our unsecured credit facility. We expect this transaction to close in March 2013; however, closing is subject to customary closing conditions and we can make no assurances of when or if this joint venture will actually be formed and capitalized. AmREIT will continue to manage and lease MacArthur Park on behalf of the joint venture and will retain a right of first offer to acquire the project in the future, after a lock out period.

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"AmREIT's strategy of creating value on 'Irreplaceable Corners' within our affluent, dense sub-markets was again advanced through our activities this past quarter," said H. Kerr Taylor, Chairman and Chief Executive Officer of AmREIT. "The off market acquisition of our Preston Royal Shopping Centers brought into our portfolio what we believe are two of the highest quality projects in the Dallas marketplace. The anticipated acquisition of the remainder of the MacArthur Park Project and our joint venture with Goldman Sachs are solid steps forward as they are expected to grow our platform, increase fee income and allow us to recycle capital."

Guidance

•	Full year 2013 Core FFO and FFO guidance per share is as follows:

	Projected 2013 Range
	High	Low
Core FFO	$1.07	$1.02
FFO	$0.98	$0.93

•	Our full year 2013 Core FFO and FFO guidance is supported by the following assumptions:
o	Same-Store NOI growth target of 3.0% to 4.0%;
o	Average occupancy of 96.8% to 97.1%;
o	Portfolio growth through acquisitions of $100 million;
o	Platform growth of $40 million (off balance sheet through advised funds), excluding the MacArthur Park joint venture;
o	Redeployment of cash received from the MacArthur Park joint venture;
o	Redeployment of cash received from the sale of 3-5 single tenant properties, targeted for the second half of the year;
o	Recurring Advised Fund real estate fee income of $2.2 million (asset management and property management fees);
o	Transactional Advised Fund real estate fee income of $1.1 million (leasing, development, construction and brokerage fees); and
o	Annual G&A run rate of $7.8 million.

Other Activities

•	AmREIT will hold its Annual Meeting of Stockholders at 10:00 AM CST on April 18, 2013.

•	At the Annual Meeting of Stockholders, stockholders will be asked to vote, among other items, on two charter amendments that, when taken together, will have the effect of converting all of our issued and unissued Class A common stock into Class B common stock, on a one-for-one basis, after which all of AmREIT’s common stock would be listed on the New York Stock Exchange and freely tradable.

"Our 2012 financial results combined with our 2013 financial guidance reflect the sector-leading quality of our portfolio and are tracking the growth and operational goals that we have previously established," said Chad C. Braun, Chief Operating and Financial Officer of AmREIT. "The combination of additional capital resources created through the joint venture with Goldman Sachs and additional public float generated by the exchange of our Class A common stock into our NYSE-listed Class B common stock during 2013 should provide for a balance sheet that is poised for growth and allow us to execute upon our growth strategy during 2013."

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Conference Call

AmREIT will hold its quarterly conference call to discuss the results of its fourth quarter of 2012 Wednesday, February 20, 2013, at 10:00 a.m. Central Standard Time (11:00 a.m. Eastern Standard Time). To participate in the quarterly conference call, please call 1-888-317-6016 approximately 10 minutes before the scheduled start time. The conference call will be recorded and a replay of the call will be available via webcast shortly after the call concludes.

The conference call will also be webcast live at www.amreit.com and can be accessed under the Investors tab of the Company's website. A telephonic replay of the conference call will be available for 14 days following the conference call. To access the telephonic replay of the conference call, dial 1-877-344-7529 and enter passcode 10023750.

Supplemental Financial Information

Further details regarding AmREIT’s results of operations, properties, and tenants are attached to this press release and can be accessed at the Company’s web site at www.amreit.com.

About AmREIT

AmREIT believes it has one of the highest quality grocery and drugstore anchored retail portfolios in the REIT sector.  AmREIT's 29 year-old established platform has localized acquisition, operation and redevelopment expertise in the most densely populated and affluent submarkets of five of the top markets in the U.S.:  Houston, Dallas, San Antonio, Austin and Atlanta.  Texas is one of the best performing economies in the country and 92% of AmREIT's income for the year ended December 31, 2012 was generated by its properties located in this market. AmREIT’s management team has in-depth knowledge and extensive relationship advantages within its markets.  AmREIT's core portfolio was 96.7% occupied as of December 31, 2012, and its top five tenants include Kroger, Landry's, CVS/Pharmacy, H-E-B and Publix.   AmREIT also has access to an acquisition pipeline through its value add joint ventures, including two leading institutional investors who partner with the company as local experts.  AmREIT's Class B common stock is traded on the New York Stock Exchange under the symbol “AMRE.”  For more information, please visit www.amreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to full year 2013 Core FFO and FFO financial projections and the underlying assumptions of such projections stated herein. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect AmREIT’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, AmREIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact AmREIT’s future results, performance or transactions, see the section entitled "Risk Factors" in AmREIT’s final prospectus dated July 26, 2012, filed with the Securities and Exchange Commission on July 27, 2012 and other risks described in documents subsequently filed by AmREIT from time to time with the Securities and Exchange Commission.

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Additional Information related to the 2013 Annual Meeting of Stockholders

In connection with its 2013 Annual Meeting of Stockholders, the Company will file a proxy statement and other documents regarding the 2013 Annual Meeting (the “2013 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) and will mail the 2013 Proxy Statement and a proxy card to each stockholder of record entitled to vote at the 2013 Annual Meeting. STOCKHOLDERS ARE ENCOURAGED TO READ THE 2013 PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, and from AmREIT at its website, www.amreit.com, or 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, Attention: Corporate Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2013 Annual Meeting. Information concerning the Company’s participants is set forth in AmREIT’s final prospectus dated July 26, 2012, filed with the SEC on July 27, 2012. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the 2013 Annual Meeting of Stockholders and other relevant materials will be included in the 2013 Proxy Statement to be filed with the SEC in connection with the 2013 Annual Meeting.

Investor Contact

For more information, call Chad Braun, Chief Operating Officer and Chief Financial Officer of AmREIT, at (713) 850-1400. AmREIT is online at www.amreit.com.

(Financial and Operating Tables to Follow)

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Operating Results

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Rental income from operating leases	$10,463	$8,885	$37,438	$32,995
Advisory services income – related party	897	858	3,870	3,789
Lease termination fee income	—	22	—	131
Total revenues	11,360	9,765	41,308	36,915

Expenses:
General and administrative	1,927	1,854	6,733	6,049
Property expense	3,099	1,857	9,891	7,770
Legal and professional	242	157	919	945
Real estate commissions	119	50	387	342
Acquisition costs	687	7	687	229
Depreciation and amortization	2,321	2,186	8,884	8,257
Impairment recovery - notes receivable	—	(1,071)	(443)	(1,071)
Total expenses	8,395	5,040	27,058	22,521

Operating income	2,965	4,725	14,250	14,394

Other income (expense):
Interest and other income	123	110	485	493
Interest and other income – related party	69	135	462	319
Loss from Advised Funds	(110)	(60)	(238)	(384)
Income tax expense	(54)	(74)	(248)	(262)
Interest expense	(2,259)	(2,705)	(10,251)	(9,971)
Issuance costs	—	(914)	—	(914)

Income from continuing operations	734	1,217	4,460	3,675

Income from discontinued operations, net of tax	—	3	—	148
Gain on sale of real estate acquired for resale	—	—	—	417
Income from discontinued operations	—	3	—	565

Net income	$734	$1,220	$4,460	$4,240

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(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Reconciliation of Net Income to Funds From Operations (FFO):
Net income	$734	$1,220	$4,460	$4,240
Depreciation – from operations	2,309	2,169	8,832	8,181
Depreciation – from discontinued operations	—	—	—	13
Depreciation of real estate assets for non-consolidated affiliates	156	170	622	628
FFO	$3,199	$3,559	$13,914	$13,062

Acquisition costs	687	7	687	229
Issuance costs	—	914	—	914
Gain on sale of real estate acquired for resale	—	—	—	(417)
Core FFO	$3,886	$4,480	$14,601	$13,788

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	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Reconciliation of Net Income to Net Operating Income(NOI):
Net income	$734	$1,220	$4,460	$4,240
Adjustments to add/(deduct):
Amortization of straight-line rents and above/below-market rents (1)	(158)	(114)	(430)	(36)
Lease termination fee income	—	(22)	—	(131)
Advisory services income - related party	(897)	(858)	(3,870)	(3,789)
Interest and other income	(123)	(110)	(485)	(493)
Interest and other income - related party	(69)	(135)	(462)	(319)
Straight-line rent bad debt recoveries (2)	9	—	(90)	(205)
General and administrative	1,927	1,854	6,733	6,049
Legal and professional	242	157	919	945
Real estate commissions	119	50	387	342
Acquisition costs	687	7	687	229
Depreciation and amortization	2,321	2,186	8,884	8,257
Impairment recovery - notes receivable	—	(1,071)	(443)	(1,071)
Loss from Advised Funds	110	60	238	384
State income tax expense	54	74	248	262
Interest expense	2,259	2,705	10,251	9,971
Stock issuance costs	—	914	—	914
Income from discontinued operations	—	(3)	—	(565)
Net operating income	$7,215	$6,914	$27,027	$24,984

_____________

(1)	Included in rental income from operating leases on our consolidated statements of operations.

(2)	Included in property expense on our consolidated statement of operations.

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	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Basic and Diluted Per Share Data:
Income before discontinued operations	$0.04	$0.11	$0.32	$0.31
Income from discontinued operations	$—	$—	$—	$0.05
Net income	$0.04	$0.11	$0.32	$0.36

FFO	$0.20	$0.31	$1.03	$1.13
Core FFO	$0.24	$0.39	$1.08	$1.19

Distributions per share of common stock	$0.20	$0.20	$0.80	$0.80

Share Data:
Weighted average shares used to compute net income per share, basic and diluted	15,580,000	11,391,000	13,120,000	11,384,000

Weighted average restricted shares	543,000	207,000	359,000	207,000
Weighted average shares used to compute FFO per share	16,123,000	11,599,000	13,479,000	11,591,000

Market Capitalization Table:

Common Stock Outstanding (12/31/12)	Number of Shares	Price(1)	Market Capitalization
Class A common stock (assuming a price per share equal to Class B price)	11,657,563	$17.15	$199,927,205
Class B common stock	4,465,725	$17.15	$76,587,183
Total	16,123,288		$276,514,388

________________

(1)	Represents the last reported price per share of the Class B common stock on the New York Stock Exchange on December 31, 2012.

Balance Sheet Highlights

(in thousands)

(Unaudited)

	December 31,
	2012	2011
Real estate investments before accumulated depreciation	$387,525	$325,033
Net real estate investments	371,634	309,629
Total assets	397,394	330,610
Notes payable	218,579	201,658
Total liabilities	231,679	211,686
Total stockholders’ equity	$165,715	$118,924

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Non-GAAP Financial Disclosure

This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT’s performance. AmREIT’s definitions and calculations of non-GAAP financial measures may differ from those used by other equity REITs, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

Funds From Operations (FFO)

AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its FFO in accordance with this definition. Management considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO as disclosed by other REITs may not be comparable to AmREIT’s calculation.

Additionally, AmREIT considers Core FFO, which adjusts reported FFO for items that do not reflect ongoing property operations, such as acquisition expense, write off of deferred financing costs, and expensed issuance costs, to be a meaningful performance measurement.

Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected earnings per share. A reconciliation of the projected FFO to projected earnings per share is provided below:

	Projected 2013 Range
	High	Low
Net income	$0.26	$0.21
Depreciation and amortization	0.68	0.68
Depreciation and amortization for non-consolidated affiliates	0.04	0.04
FFO	$0.98	$0.93
Acquisition costs	0.09	0.09
Core FFO	$1.07	$1.02

Net Operating Income (NOI)

AmREIT believes that NOI is a useful measure of operating performance. AmREIT defines NOI as operating revenues (rental income, tenant recovery income, percentage rent, excluding straight-line rental income and amortization of acquired above- and below-market rents) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line rent bad debt expense). Other REITs may use different methodologies for calculating NOI, and accordingly, AmREIT’s NOI may not be comparable to other REITs. AmREIT uses NOI to evaluate its performance on a property-by-property basis because NOI allows the company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on operating results. However, NOI should only be used as a supplemental measure of AmREIT’s financial performance.

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Same Store Property Analysis:

Comparison of the three months ended December 31, 2012, to the three months ended December 31, 2011

Below are the results of operations for the three months ended December 31, 2012 and 2011 (in thousands, except for per share amounts, percentages and number of properties). In the comparative tables presented below, increases in revenues/income or decreases in expenses (favorable variances) are shown without parentheses while decreases in revenues/income or increases in expenses (unfavorable variances) are shown with parentheses. For purposes of comparing our results of operations for the periods presented below, all of our properties in the “same store” reporting group were owned since January 1, 2011.

	Three months ended December 31,
	2012	2011	Change $	Change %
Same store properties (26 properties)
Rental income (1)	$6,699	$6,537	$162	2.5%
Recovery income (1)	2,911	1,857	1,054	56.8%
Percentage rent (1)	497	330	167	50.6%
Less:
Property expenses	3,017	1,854	(1,163)	(62.7)%
Same store net operating income	7,090	6,870	220	3.2%

Non-same store properties (6 properties)
Rental income (1)	182	44	138	313.6%
Recovery income (1)	17	—	17	*
Less:
Property expenses	74	—	(74)	*
Non-same store net operating income	125	44	81	184.1%
Total net operating income	7,215	6,914	301	4.4%

Other revenues (see further detail below):	1,246	1,242	4	0.3%

Less other expenses (see further detail below):	7,727	6,939	(788)	(11.4)%

Income (loss) from continuing operations	734	1,217	(483)	(39.7)%
Income from discontinued operations	—	3	(3)	*
Net income	$734	$1,220	$(486)	(39.8)%

Other data
Funds from operations	$3,199	$3,559	$(360)	(10.1)%
Number of properties at end of period	32	29	n/a	*
Percent leased at end of period(2)	96.7%	95.9%	n/a	0.8%
Distributions per share	$0.20	$0.20	$—	*

_____________

(1)	Rental income from operating leases is comprised of rental income, recovery income and percentage rent from same store properties, rental income and recovery income from non-same store properties and amortization of straight-line rents and above/below market rents. For the three months ended December 31, 2012 and 2011, rental income from operating leases was $10,463 and $8,885, respectively.
(2)	Percent leased is calculated as (i) GLA under commenced leases as of December 31, 2012 or 2011, divided by (ii) total GLA as of such dates, expressed as a percentage.
*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

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Other Revenues (in thousands)

	Three months ended December 31,
	2012	2011	Change $	Change %
Amortization of straight-line rents and above/below market rents(1)	$157	$117	$40	34.2%
Advisory services income - related party:
Real estate fee income - related party	676	574	102	17.8%
Asset management fee income - related party	155	231	(76)	(32.9)%
Construction management fee income - related party	66	53	13	24.5%
Total advisory services income - related party	897	858	39	4.5%
Lease termination and other income	—	22	(22)	(100.0)%
Interest and other income	123	110	13	11.8%
Interest and other income - related party	69	135	(66)	(48.9)%
Total other revenues	$1,246	$1,242	$4	0.3%

_____________

(1)	Included in rental income from operating leases as presented on our consolidated statements of operations.

Other Expenses (in thousands)

	Three months ended December 31,
	2012	2011	Change $	Change %
Straight-line bad debt recoveries(1)	$7	$3	$(4)	133.3%
General and administrative	1,927	1,854	(73)	(3.9)%
Legal and professional	242	157	(85)	(54.1)%
Real estate commissions	119	50	(69)	(138.0)%
Acquisition costs	687	7	(680)	*
Depreciation and amortization	2,321	2,186	(135)	(6.2)%
Impairment recovery - notes receivable	—	(1,071)	(1,071)	100.0%
Loss from Advised Funds	110	60	(50)	(83.3)%
State income taxes	54	74	20	27.0%
Interest expense	2,260	2,705	445	16.5%
Issuance costs	—	914	914	100.0%
Total other expenses	$7,727	$6,939	$(788)	(11.4)%

_____________

(1)	Included in property expense on our consolidated statements of operations.
*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

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Comparison of the year ended December 31, 2012, to the year ended December 31, 2011

Below are the results of operations for the year ended December 31, 2012 and 2011 (in thousands, except for per share amounts, percentages and number of properties). In the comparative tables presented below, increases in revenues/income or decreases in expenses (favorable variances) are shown without parentheses while decreases in revenues/income or increases in expenses (unfavorable variances) are shown with parentheses. For purposes of comparing our results of operations for the periods presented below, all of our properties in the “same store” reporting group were owned since January 1, 2011.

	Year ended December 31,
	2012	2011	Change $	Change %
Same store properties (25 properties)
Rental income (1)	$22,993	$22,300	$693	3.1%
Recovery income (1)	8,274	6,911	1,363	19.7%
Percentage rent (1)	631	425	206	48.5%
Less:
Property expenses	8,699	7,121	(1,578)	(22.2)%
Same store net operating income	23,199	22,515	684	3.0%

Non-same store properties (6 properties)
Rental income (1)	3,914	2,498	1,416	56.7%
Recovery income (1)	1,196	825	371	45.0%
Less:
Property expenses	1,282	854	(428)	(50.1)%
Non-same store net operating income	3,828	2,469	1,359	55.0%
Total net operating income	27,027	24,984	2,043	8.2%

Other revenues (see further detail below):	5,247	4,768	479	10.0%

Less other expenses (see further detail below):	27,814	26,077	(1,737)	(6.7)%

Income (loss) from continuing operations	4,460	3,675	785	21.4%
Income from discontinued operations	—	565	(565)	(100.0)%
Net income	$4,460	$4,240	$220	5.2%

Other data
Funds from operations	$13,914	$13,062	$852	6.5%
Number of properties at end of period	32	29	n/a	*
Percent leased at end of period(2)	96.7%	95.9%	n/a	0.8%
Distributions per share	$0.80	$0.80	$—	*

_____________

(1)	Rental income from operating leases is comprised of rental income, recovery income and percentage rent from same store properties, rental income and recovery income from non-same store properties and amortization of straight-line rents and above/below market rents. For the years ended December 31, 2012 and 2011, rental income from operating leases was $37,438 and $32,995, respectively.
(2)	Percent leased is calculated as (i) GLA under commenced leases as of December 31, 2012 or 2011, divided by (ii) total GLA as of such dates, expressed as a percentage.
*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

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Other Revenues (in thousands)

	Year ended December 31,
	2012	2011	Change $	Change %
Amortization of straight-line rents and above/below market rents(1)	$430	$36	$394	*
Advisory services income - related party:
Real estate fee income - related party	3,005	2,491	514	20.6%
Asset management fee income - related party	622	1,064	(442)	(41.5)%
Construction management fee income - related party	243	234	9	3.8%
Total advisory services income - related party	3,870	3,789	81	2.1%
Lease termination fee income	—	131	(131)	(100.0)%
Interest and other income	485	493	(8)	(1.6)%
Interest and other income - related party	462	319	143	44.8%
Total other revenues	$5,247	$4,768	$479	10.0%

_____________

(1)	Included in rental income from operating leases as presented on our consolidated statements of operations.
*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

Other Expenses (in thousands)

	Three months ended December 31,
	2012	2011	Change $	Change %
Straight-line bad debt recoveries(1)	$(90)	$(205)	$(115)	(56.1)%
General and administrative	6,733	6,049	(684)	(11.3)%
Legal and professional	919	945	26	2.8%
Real estate commissions	387	342	(45)	(13.2)%
Acquisition costs	687	229	(458)	(200.0)
Depreciation and amortization	8,884	8,257	(627)	(7.6)%
Impairment recovery - notes receivable	(443)	(1,071)	(628)	58.6%
Loss from Advised Funds	238	384	146	38.0%
State income taxes	248	262	14	5.3%
Interest expense(2)	10,251	9,971	(280)	(2.8)%
Issuance costs	—	914	914	100.0%
Total other expenses	$27,814	$26,077	$(1,737)	(6.7)%

_____________

(1)	Included in property expense on our consolidated statements of operations.
(2)	Includes $362 of unamortized loan acquisition fees written off during the year ended December 31, 2012, in connection with the repayment of loans using proceeds from our initial public offering in 2012 and refinance of our Uptown Plaza Dallas debt.

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Comparison of the year ended December 31, 2011, to the year ended December 31, 2010

Below are the results of operations for the years ended December 31, 2011 and 2010 (in thousands, except for per share amounts, percentages and number of properties). In the comparative tables presented below, increases in revenues/income or decreases in expenses (favorable variances) are shown without parentheses while decreases in revenues/income or increases in expenses (unfavorable variances) are shown with parentheses. For purposes of comparing our results of operations for the periods presented below, all of our properties in the “same store” reporting group were owned since January 1, 2010.

	Year ended December 31,
	2011	2010	Change $	Change %
Same store properties (25 properties)
Rental income (1)	$22,090	$21,675	$415	1.9%
Recovery income (1)	6,737	6,674	63	0.9%
Percentage rent (1)	425	555	(130)	(23.4)%
Less:
Property expenses	6,943	7,829	886	11.3%
Same store net operating income	22,309	21,075	1,234	5.9%

Non-same store properties (4 properties)
Rental income (1)	2,708	22	2,686	*
Recovery income (1)	999	7	992	*
Less:
Property expenses	1,032	4	(1,028)	*
Non-same store net operating income	2,675	25	2,650	*
Total net operating income	24,984	21,100	3,884	18.4%

Other revenues (see further detail below):	4,768	10,548	(5,780)	(54.8)%

Less other expenses (see further detail below):	26,077	31,725	5,648	17.8%

Income (loss) from continuing operations	3,675	(77)	3,752	*
Income from discontinued operations	565	6,382	(5,817)	(91.1)%
Net income	4,240	6,305	(2,065)	(32.8)%
Net loss attributable to non-controlling interest	—	(173)	173	100.0%
Net income attributable to AmREIT stockholders	$4,240	$6,132	$(1,892)	(30.9)%

Other data
Funds from operations	$13,062	$13,821	$(759)	(5.5)%
Number of properties at end of period	29	28	n/a	*
Percent leased at end of period(2)	95.9%	92.2%	n/a	3.7%
Distributions per share	$0.80	$0.90	$(0.10)	*

_____________

(1)	Rental income from operating leases is comprised of rental income, recovery income and percentage rent from same store properties, rental income and recovery income from non-same store properties and amortization of straight-line rents and above/below market rents. For the years ended December 31, 2011 and 2010, rental income from operating leases was $32,995 and $29,155, respectively.
(2)	Percent leased is calculated as (i) GLA under commenced leases as of December 31, 2011 or 2010, divided by (ii) total GLA as of such dates, expressed as a percentage.
*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

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Other Revenues (in thousands)

	Year ended December 31,
	2011	2010	Change $	Change %
Amortization of straight-line rents and above/below market rents(1)	$36	$222	$(186)	(83.8)%
Advisory services income - related party:
Real estate fee income - related party	2,491	2,375	116	4.9%
Asset management fee income - related party	1,064	1,480	(416)	(28.1)%
Construction management fee income - related party	234	349	(115)	(33.0)%
Total advisory services income - related party	3,789	4,204	(415)	(9.9)%
Lease termination fee income	131	15	116	*
Interest and other income	493	459	34	7.4%
Interest and other income - related party	319	274	45	16.4%
Gain on debt extinguishment	—	5,374	(5,374)	(100.0)%
Total other revenues	$4,768	$10,548	$(5,780)	(54.8)%

_____________

(1)	Included in rental income from operating leases as presented on our consolidated statements of operations.
*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

Other Expenses (in thousands)

	Year ended December 31,
	2011	2010	Change $	Change %
Straight-line bad debt recoveries(1)	$(205)	$481	$686	(142.6)%
General and administrative	6,049	5,944	(105)	(1.8)%
Legal and professional	945	1,165	220	18.9%
Real estate commissions	342	191	(151)	(79.1)%
Acquisition costs	229	12	(217)	*
Depreciation and amortization	8,257	6,634	(1,623)	(24.5)%
Impairment - properties	—	2,268	2,268	100.0%
Impairment (recovery) - notes receivable	(1,071)	1,800	2,871	159.5%
Loss from Advised Funds	384	1,186	802	67.6%
Income tax expense for taxable REIT subsidiary	—	1,245	1,245	100.0%
State income taxes	262	270	8	3.0%
Interest expense	9,971	9,541	(430)	(4.5)%
Issuance costs	914	—	(914)	*
Debt prepayment penalties	—	988	988	100.0%
Total other expenses	$26,077	$31,725	$5,648	17.8%

_____________

(1)	Included in property expense on our consolidated statements of operations.
*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

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Advisory Services Income – Related Party (in thousands):

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Leasing commission income	$315	$229	$1,240	$1,103
Property management fee income	345	328	1,261	1,216
Development fee income	16	17	504	172
Asset management fee income	155	231	622	1,064
Construction management fee income	66	53	243	234
Advisory services income - related party	$897	$858	$3,870	$3,789

Reimbursements of administrative costs	$214	$330	$855	$885

Rental Income from Operating Leases (in thousands):

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Base minimum rent	$6,881	$6,581	$26,907	$24,798
Straight-line rent adjustments	110	65	233	(133)
Amortization of above/below market rent	47	52	197	169
Percentage rent	497	330	631	425
Recovery income	2,928	1,857	9,470	7,736
Rental income from operating leases	$10,463	$8,885	$37,438	$32,995

Debt and Market Data (in thousands, except ratios):

	December 31,		% of	December 31,	% of
	2012		Total	2011	Total
Fixed vs. variable rate debt
Variable Rate - Line of Credit	$33,500		15.3%	$19,345	9.6%
Fixed Rate - Mortgage Loans	185,079		84.7%	141,373	70.1%
Variable Rate - Mortgage Loans	—		0.0%	40,940	20.3%
	$218,579		100.0%	$201,658	100.0%

Debt statistics
EBITDA	$23,843			$22,743
Ratio of EBITDA to combined fixed charges(1)	2.19			2.08
Ratio of Debt to EBITDA	9.17	(2)		8.87

Reconciliation of net income to EBITDA
Net income	$4,460			$4,240
Interest expense	10,251			9,971
State income taxes	248			262
Depreciation and amortization	8,884			8,257
Depreciation and amortization from discontinued operations	—			13
EBITDA	$23,843			$22,743

_____________

(1)	Fixed charges consist of interest expense and scheduled principal payments on borrowed funds (including capitalized interest, but excluding amortization of debt premium).
(2)	As of December 31, 2012, fixed rate mortgage loans include $23.4 million related to the acquisition of Preston Royal West on December 12, 2012. The ratio of debt (excluding this loan) to EBITDA is 8.19.

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Outstanding Balances and Terms:

AmREIT

Debt Information

(in thousands)

Description	Amount Outstanding 12/31/12	Interest Rate	Annual Debt Service	Maturity Date	% of total	Weighted average rate maturing
Property Mortgages:

500 Lamar	1,630	6.00%	$98	2/1/2015
Uptown Park	49,000	5.37%	2,631	6/1/2015
2015 Maturities	50,630				23.20%	5.39%

Plaza in the Park	23,250	3.45%	802	1/1/2016
Market at Lake Houston	15,675	5.75%	901	1/1/2016
Cinco Ranch	9,750	3.45%	336	1/1/2016
Southbank - Riverwalk	20,000	5.91%	1,182	6/1/2016
2016 Maturities	68,675				31.46%	4.69%

Bakery Square	2,019	8.00%	162	2/10/2017
2017 Maturities	2,019				0.93%	8.00%

Alpharetta Commons	12,231	4.54%	555	8/1/2018
2018 Maturities	12,231				5.60%	4.54%

Preston Royal West	23,400	3.21%	751	1/1/2020
MacArthur Pad Sites	6,613	6.17%	408	7/1/2020
2020 Maturities	30,013				13.75%	3.86%

Brookwood Village	7,271	5.40%	393	2/10/2022
Uptown Plaza - Dallas	13,922	4.25%	592	8/10/2022
2022 Maturities	21,193				9.71%	4.64%

Corporate debt:

$75.0 million Facility(1)	$33,500	(1)	$906	8/1/2015	0.15	(1)

Total Maturities(2)	218,261

Weighted average rate	4.04%

___________

(1)	The unsecured credit facility bears interest at LIBOR plus a margin of 205 basis points to 275 basis points, depending on our leverage, and carries a fee equal to 0.35% of the unused portion of the total amount available under the facility. Annual debt service assumes current amount outstanding as well as current interest rates, remain constant.

(2)	Total maturities above are $318 less than total debt as reported in our consolidated balance sheets as of December 31, 2012, due to the premium recorded on above-market debt assumed in conjunction with certain of our property acquisitions.

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Property & Tenant Information:

Property	Property Location	Year Built / Renovated	GLA	Percent Leased(1)	Annualized Base Rent(2)	ABR per Leased Square Foot(3)	Average Net Effective ABR per Leased Square Foot(4)	Key Tenants
Neighborhood and Community Shopping Centers
Uptown Park	Houston, TX	1999/2005	169,112	97.0%	$5,496,404	$33.51	$35.04	Champps, McCormick & Schmicks (owned by Landry's)
MacArthur Park	Dallas, TX	2000	237,351	92.6%	3,721,329	16.92	17.68	Kroger, Barnes & Noble, GAP
Plaza in the Park	Houston, TX	1999/2009	144,054	97.4%	2,761,041	19.69	19.92	Kroger
Preston Royal East	Dallas, TX	1956	107,914	95.8%	2,576,720	24.93	25.13	Bank of America, Starbucks, FedEx Office
Preston Royal West	Dallas, TX	1959	122,564	99.2%	2,447,504	20.12	20.29	Tom Thumb, Barnes & Noble, Spec's
Southbank	San Antonio, TX	1995	46,673	96.0%	1,656,463	36.96	37.30	Hard Rock Café
The Market at Lake Houston	Houston, TX	2000	101,799	100.0%	1,614,750	15.86	15.91	H-E-B, Five Guys
Uptown Plaza - Dallas	Dallas, TX	2006	33,840	100.0%	1,448,387	42.80	43.64	Morton's (owned by Landry's), Wells Fargo
Alpharetta Commons	Atlanta, GA	1997	94,544	98.7%	1,324,342	14.19	14.36	Publix
Cinco Ranch	Houston, TX	2001	97,297	100.0%	1,310,644	13.47	13.58	Kroger
Uptown Plaza - Houston	Houston, TX	2002	28,000	100.0%	1,315,746	46.99	46.11	CVS/pharmacy, The Grotto (owned by Landry's)
Bakery Square	Houston, TX	1996	34,614	94.3%	913,061	27.98	28.09	Walgreens, Boston Market
Brookwood Village	Atlanta, GA	1941/2000	28,774	97.9%	710,043	25.21	22.66	CVS/pharmacy, Subway
Courtyard on Post Oak	Houston, TX	1994	13,597	29.5%	260,845	65.00	61.41	Verizon
Woodlands Plaza	Houston, TX	1997/2003	20,018	100.0%	460,229	22.99	24.05	FedEx Office
Terrace Shops	Houston, TX	2000	16,395	91.3%	456,682	30.50	30.19	Starbucks
Sugarland Plaza	Houston, TX	1998/2001	16,750	100.0%	402,188	24.01	23.45	Memorial Hermann
500 Lamar	Austin, TX	1998	12,795	100.0%	399,322	31.21	29.52	Title Nine Sports
Neighborhood and Community Shopping Centers Subtotal/Weighted Average			1,326,091	96.3%	$29,275,700	$22.91	$23.26

Single Tenant (Ground Leases)(5)
CVS/Pharmacy	Houston, TX	2003	13,824	100.0%	$327,167	$23.67	$23.67	CVS/pharmacy
Jared The Galleria of Jewelery	Houston, TX	2012	8,046	100.0%	180,000	22.37	25.96	Jared The Galleria of Jewelery
Citibank	San Antonio, TX	2005	4,439	100.0%	160,000	36.04	36.04	Citibank
Landry's Seafood	Houston, TX	1995	13,497	100.0%	155,677	11.53	12.18	Landry's Seafood
T.G.I. Friday's(6)	Hanover, MD	2003	6,802	100.0%	148,458	21.83	23.44	T.G.I. Friday's
Bank of America	Houston, TX	1994	4,251	100.0%	129,275	30.41	28.78	Bank of America
Macaroni Grill	Houston, TX	1994	7,825	100.0%	96,000	12.27	12.05	Macaroni Grill
T.G.I. Friday's	Houston, TX	1994	6,543	100.0%	96,000	14.67	14.41	T.G.I. Friday's
Smokey Bones	Atlanta, GA	1998	6,867	100.0%	94,922	13.82	13.82	Smokey Bones
Single Tenant (Ground Leases) Subtotal/Weighted Average			72,094	100.0%	$1,387,499	$19.25	$19.78

Single Tenant (Fee Simple)(7)
The Container Store	Houston, TX	2011	25,019	100.0%	$425,323	$17.00	$17.91	The Container Store
T.G.I. Friday's	Houston, TX	1982	8,500	100.0%	215,000	25.29	25.90	T.G.I. Friday's
Golden Corral(6)	Houston, TX	1992	12,000	100.0%	210,450	17.54	17.54	Golden Corral
Golden Corral(6)	Houston, TX	1993	12,000	100.0%	208,941	17.41	22.16	Golden Corral
Sunbelt Rentals	Champaign, IL	2007	12,000	100.0%	140,000	11.67	12.72	Sunbelt Rentals
Single Tenant (Fee Simple) Subtotal/Weighted Average			69,519	100.0%	$1,199,714	$17.26	$18.66

Portfolio Total/Weighted Average			1,467,704	96.7%	$31,862,913	$22.45	$22.86

_____________

(1)	Percent leased is calculated as (i) GLA under commenced leases as of December 31, 2012, divided by (ii) total GLA, expressed as a percentage.
(2)	Annualized base rent is calculated by multiplying (i) monthly base rent as of December 31, 2012, for leases that had commenced as of such date, by (ii) 12.
(3)	Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) GLA under commenced leases as of December 31, 2012.
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(4)	Average net effective annual base rent per leased square foot represents (i) the contractual base rent for commenced leases as of December 31, 2012, calculated on a straight line basis to amortize free rent periods, abatements and contractual rent increases, but without subtracting tenant improvement allowances and leasing commissions, divided by (ii) GLA under commenced leases as of December 31, 2012.
(5)	For single-tenant ground leases, we own and lease the land to the tenant. The tenant owns the building during the term of the lease and is responsible for all expenses relating to the property. Upon expiration or termination of the lease, ownership of the building will revert to us as owner of the land. The weighted average remaining term of our ground leases is 8.3 years.
(6)	The tenants at these properties have rights of first refusal to purchase the property.
(7)	For single-tenant fee simple properties, we own the land and the building, and the tenant is responsible for all expenses relating to the property. The weighted average remaining term of our fee simple leases is 7.2 years.

Summary of Top 25 Tenants:

Rank	Tenant Name	Year to Date Base Rent	Year to Date ABR as a Percentage of Portfolio Annualized Base Rent	Tenant GLA	Percentage of Total GLA
1	Kroger	$2,116,165	13.28%	207,963	14.17%
2	Landry's Seafood House	1,257,286	7.89%	38,819	2.64%
3	CVS/pharmacy	1,222,212	7.67%	37,485	2.55%
4	H-E-B	1,109,736	6.97%	80,641	5.49%
5	Publix	780,936	4.90%	65,146	4.44%
6	Hard Rock Cafe	496,825	3.12%	15,752	1.07%
7	TGI Fridays	458,589	2.88%	21,845	1.49%
8	The Container Store	447,988	2.81%	25,019	1.70%
9	Golden Corral	426,514	2.68%	24,000	1.64%
10	Champps Americana	422,336	2.65%	11,384	0.78%
11	Paesanos	406,583	2.55%	8,017	0.55%
12	The County Line	359,871	2.26%	10,614	0.72%
13	Verizon Wirelss	303,449	1.90%	5,513	0.38%
14	Walgreens	298,621	1.87%	15,120	1.03%
15	Bank of America	298,349	1.87%	8,129	0.55%
16	Ninfas	284,421	1.79%	7,606	0.52%
17	Mattress Giant	274,120	1.72%	11,000	0.75%
18	River Oaks Imaging & Diagnostic, L.P.	268,500	1.69%	10,750	0.73%
19	Howl At The Moon Saloon	257,508	1.62%	7,055	0.48%
20	Tasting Room	257,504	1.62%	7,568	0.52%
21	Potbelly	251,320	1.58%	5,458	0.37%
22	Buca Di Beppo	249,792	1.57%	7,573	0.52%
23	M. Penner	234,798	1.47%	6,500	0.44%
24	Longoria Collection	226,063	1.42%	6,945	0.47%
25	Baker, Knapp and Tubbs, Inc.	200,625	1.26%	8,025	0.55%

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Retail Leasing Summary for Comparable Leases(1):

	For the year ended December 31,
Expirations	2012	2011	2010	2009	2008	2007
Number of leases	44	53	50	34	22	20
GLA	180,245	187,605	224,578	110,693	75,601	55,124
New Leases
Number of leases	5	7	11	8	4	9
GLA	12,997	14,231	17,737	15,471	7,328	13,680
Expiring annualized base rent per square foot	$27.22	$28.36	$31.07	$28.31	$23.52	$28.73
New annualized base rent per square foot	$34.84	$30.85	$31.44	$29.64	$21.70	$32.82
% Change (Cash)	28.0%	8.8%	1.2%	4.7%	-7.7%	14.2%
Renewals(2)
Number of leases	30	38	39	24	13	12
GLA	115,501	143,324	140,236	86,462	22,464	43,003
Expiring annualized base rent per square foot	$23.91	$24.92	$26.12	$25.62	$27.05	$19.88
New annualized base rent per square foot	$25.27	$25.74	$27.32	$26.85	$31.53	$22.79
% Change (Cash)	5.7%	3.3%	4.6%	4.8%	16.6%	14.6%
Combined
Number of leases	35	45	50	32	17	21
GLA	128,498	157,555	157,973	101,933	29,792	56,683
Expiring annualized base rent per square foot	$24.24	$25.23	$26.68	$26.03	$26.18	$22.02
New annualized base rent per square foot	$26.24	$26.20	$27.78	$27.27	$29.11	$25.21
% Change (Cash)	8.2%	3.8%	4.1%	4.8%	11.2%	14.5%

___________

(1)	Comparable leases are defined as renewals or new leases for a space that was not vacant for more than 12 consecutive months prior to lease signing.
(2)	Represents existing tenants that, upon expiration of their leases, enter into new leases for the same space.

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Lease Expiration Table:

Year	Number of Expriring Leases	GLA of Expiring Leases	Percent of Total GLA Expiring	ABR of Expiring Leases(1)	Percent of Total ABR Expiring	ABR Per Square Foot(2)
Vacant	—	48,481	3.3%	$—	—	$—
2013	56	154,350	10.5%	3,482,089	10.9%	22.56
2014	52	126,330	8.6%	3,683,802	11.6%	29.16
2015	50	179,946	12.2%	5,000,891	15.7%	27.79
2016	48	147,876	10.1%	4,279,417	13.4%	28.94
2017	33	241,517	16.5%	4,656,294	14.6%	19.28
2018	20	81,200	5.5%	1,913,842	6.0%	23.57
2019	10	31,493	2.1%	893,136	2.8%	28.36
2020	8	84,379	5.8%	1,207,818	3.8%	14.31
2021	9	108,743	7.4%	1,855,824	5.8%	17.07
2022	11	94,204	6.4%	1,944,394	6.1%	20.64
2023+	10	169,185	11.5%	2,945,406	9.3%	17.41
Total / Weighted Avg	307	1,467,704		$31,862,913		$22.45

_____________

(1)	ABR for expiring leases is calculated by multiplying (i) the monthly base rent as of December 31, 2012, for leases expiring during the applicable period by (ii) 12.
(2)	ABR per square foot is calculated by dividing (i) ABR for leases expiring during the applicable period by (ii) GLA for leases expiring during the applicable period.

Lease Distribution Table:

GLA Range	Number of Expiring Leases	Percentage of Leases	Total GLA	Total Leased GLA	Percent Leased	Percentage of Leased GLA	Annualized Base Rent(1)	Percentage of ABR	ABR Per Leased Square Foot(2)

2,500 or less	180	58.7%	285,843	262,649	91.9%	18.5%	$7,737,830	24.3%	29.46
2,501 - 5,000	65	21.2%	230,419	227,879	98.9%	16.1%	6,941,744	21.8%	30.46
5,001 - 10,000	39	12.7%	305,777	283,030	92.6%	19.9%	7,499,638	23.5%	26.50
10,000 - 20,000	13	4.2%	162,102	162,102	100.0%	11.4%	3,917,750	12.3%	24.17
greater than 20,000	10	3.3%	483,563	483,563	100.0%	34.1%	5,765,951	18.1%	11.92
Total portfolio	307	100.0%	1,467,704	1,419,223	96.7%	100.0%	$31,862,913	100.0%	22.45

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(1)	Annualized base rent is calculated by multiplying (i) the monthly base rent as of December 31, 2012, for leases in the applicable GLA range by (ii) 12.
(2)	ABR per leased square foot is calculated by dividing (i) ABR for leases in the applicable GLA range by (ii) total leased GLA for leases in the applicable GLA range.

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